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                                                                   EXHIBIT 4.1


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                          COMMUNITY CENTERS ONE L.L.C.,
                        COMMUNITY CENTERS TWO L.L.C. and
                      SHOPPERS WORLD COMMUNITY CENTER, L.P.
                                                   (collectively, the Borrowers)

                                       and

                      LEHMAN BROTHERS HOLDINGS INC., D/B/A
                      LEHMAN CAPITAL, A DIVISION OF LEHMAN
                             BROTHERS HOLDINGS INC.
                                                    (Lender)

                              --------------------

                                 LOAN AGREEMENT

                              --------------------





                            Dated: As of May 15, 1997

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                  THIS LOAN AGREEMENT made as of the ____ day of May, 1997,
between COMMUNITY CENTERS ONE L.L.C., a Delaware limited liability company ("CC ONE") having an office at The Heritage, 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, COMMUNITY CENTERS TWO L.L.C., a Delaware limited liability company ("CC TWO") having an office at The Heritage, 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, and SHOPPERS WORLD COMMUNITY CENTER, L.P., a Delaware limited partnership ("Shoppers World", and together with CC One and CC Two, sometimes hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), having an office at The Heritage, 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an office at Three World Financial Center, 200 Vesey Street, New York, New York 10285 (hereinafter referred to as "Lender");

                              W I T N E S S E T H:

                  WHEREAS, Lender has made a loan to CC One in the principal amount of $153,000,000.00 (the "153 Loan");

                  WHEREAS, Lender has also made a loan to CC One in the principal amount of $37,000,000.00 (the "37 Loan");

                  WHEREAS, the 153 Loan is evidenced by that certain note dated as of November 17, 1995 made by CC One to Lender, in the original principal amount of $153,000,000.00 (the "Existing 153 Note") and secured by six (6) certain Mortgages, Deeds of Trust, Deeds to Secure Debt and other real estate security instruments, as the case may be, each dated as of November 17, 1995, made by CC One and each in the principal amount of $153,000,000.00 as more particularly described on Schedule C-1 attached hereto and made a part hereof (collectively, the "Existing 153 Security Instruments"), covering six (6) parcels of land more fully described in Schedule A-1 through A-6 attached hereto and made a part hereof (the "153 Parcels") and subject to the terms of a certain Loan Agreement dated as of November 17, 1995 made by and between CC One and Lender (the "Original CC One Loan Agreement");

                  WHEREAS, the 37 Loan is evidenced by that certain note dated as of November 17, 1995 made by CC One to Lender, in the original principal amount of $37,000,000.00 (the "Existing 37 Note") and secured by a certain Deed of Trust and other real estate security instruments, dated as of November 17, 1995, made by CC One in the principal amount of $37,000,000.00 as more particularly described in said Schedule C-1 (the "Existing 37 Security Instrument"; the Existing 153 Security Instruments and the Existing 37 Security Instrument are hereinafter each individually referred to as an "Existing CC One Security Instrument" and collectively, as the "Existing CC One Security Instruments"), covering a parcel of land more fully described in Schedule A-7 attached hereto and made a part hereof (the "37 Parcel"; the 153 Parcels and the 37 Parcel are hereinafter each


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individually referred to as a "CC One Parcel", and collectively as the "CC One
Parcels");

                  WHEREAS, Lender is the owner and holder of six (6) notes, each dated as of March 22, 1996 in the aggregate principal sum of $140,000,000.00 made by CC Two and Shoppers World, which notes have been endorsed to Lender as of the date hereof (said notes, as endorsed, are hereinafter collectively referred to as the "Existing UBS Notes");

                  WHEREAS, the Existing UBS Notes are secured by three (3) Mortgages, Deeds of Trust, Deeds to Secure Debt and other real estate security instruments, as the case may be, in the principal amount of $140,000,000.00, as more particularly described on Schedule C-2 attached hereto and made a part hereof (collectively, the "Existing UBS Security Instruments"), covering three
(3) parcels of land more fully described in Schedules A-8 through A-10 attached hereto and made a part hereof (the "UBS Parcels");

                  WHEREAS, at the request of Borrowers, Lender has agreed to extend, modify, amend and restate the terms of the Existing 153 Note, the Existing 153 Security Instruments, the Existing 37 Note, the Existing 37 Security Instrument, the Existing UBS Notes and the Existing UBS Security Instruments;

                  WHEREAS, the Existing 153 Note, the Existing 37 Note and the Existing UBS Notes are collectively hereinafter referred to as the "Existing Notes";

                  WHEREAS, the Existing 153 Security Instruments, the Existing 37 Security Instrument and the Existing UBS Security Instruments are collectively hereinafter referred to as the "Existing Security Instruments", and the CC One Parcels and the UBS Parcels shall be hereinafter referred to individually as a "Parcel", and collectively as the "Parcels";

                  WHEREAS, in pursuance of said modification, on the date hereof, Borrowers and Lender, among other things, are (i) entering into this Agreement, (ii) modifying and restating the Existing Notes pursuant to certain amended and restated promissory notes more particularly described on Schedule D-1 attached hereto and made a part hereof (each Existing Note, as amended and restated, a "Note", and collectively, the "Notes"), and (iii) modifying and restating each of the Existing Security Instruments pursuant to those certain amended and restated mortgages, deeds of trust or deeds to secure debt, as the case may be, as more particularly described on Schedule D-2 attached hereto and made a part hereof (each Existing Security Instrument, as modified and restated, a "Security Instrument"; collectively, the "Security Instruments"), such that each of the Security Instruments shall be in the principal amount of $322,500,000.00 and shall secure each of the Notes (other than the Security

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Instrument to be recorded in Collier County, Florida which shall be in the principal sum of $153,000,000.00); and

                  WHEREAS, at the request of Borrowers, Lender has agreed, among other things, to (i) establish the Operating Account (defined below) and (ii) permit Borrowers to release certain Properties (hereinafter defined) from the lien of the Security Instruments from and after the Defeasance Lockout Termination Date (defined below) in certain instances upon defeasance of a portion of the Notes as more fully set forth herein;

                  NOW, THEREFORE, in consideration of ten dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrowers hereby covenant and agree as follows:

                  1. THE NOTE AND THE SECURITY INSTRUMENTS. The indebtedness of Borrowers shall be: (i) evidenced by the Notes, and (ii) secured by, among other things, (a) the Security Instruments made by Borrowers covering the fee estate of Borrowers in each Parcel, the Improvements (as such term is defined in the Security Instruments) located on each Parcel and other property, rights and interests of Borrowers in the same (individually, a "Property" and collectively, the "Properties"), and (b) certain modification and restatement of assignments of leases and rents each given by a Borrower to Lender dated the date hereof and covering the Properties (the "Assignments of Rents").

                  2. LOAN DOCUMENTS. The term "Loan Documents" as used in this Agreement shall collectively mean the Notes, the Security Instruments, the Assignments of Rents, the Assignments of Agreements, Permits and Contracts, the Certificates of Compliance and Indemnification Agreements, the Assignment of Management Agreements and Subordination of Management Fees each dated the date hereof between one or more Borrowers and Lender, this Agreement and all other documents and instruments of any nature whatsoever executed or delivered in connection with the Loan.

                  3. TERMINATION OF ORIGINAL LOAN AGREEMENT. The Original Loan Agreement is hereby terminated, shall be null and void and of no further force and effect and is hereby replaced and superseded in its entirety by this Loan Agreement.

                  4. PROPERTY RELEASES. Subject to the terms and conditions set forth herein, from and after the Defeasance LockOut Termination Date Borrowers shall have the right, from time to time, on any Scheduled Payment Date (as defined in the Notes) to obtain a release (a "Property Release") of a Property from the lien of the related Security Instrument (i) provided that no default under this Agreement, the Notes, the Security Instruments or any other Loan Documents, that in Lender's sole judgment is

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material, has occurred and is continuing, (ii) subject to compliance with the provisions set forth below in this Section 4 and in Section 6 of this Agreement; and (iii) provided that, unless Borrowers shall at the time of such Property Release be an entity that complies with subsection 8.4(a)(iv)(B) of the Security Instruments, legal, record, economic and beneficial ownership of the Property for which a Property Release is being requested (the "Release Premises") is simultaneously with the granting of the Property Release transferred (a "Release Premises Transfer") to and shall be owned immediately after such Property Release by a person(s), party(ies) or,entity(ies) other than any Borrower, the managing member of any Borrower, or any general partner of any Borrower or any person, party or entity owned or controlled by any of the foregoing ("Release Premises Transferee"). In the event that the Borrowers seeks to release a Property from the lien of the related Security Instrument, Lender shall release such Property from the lien of the related Security Instrument and the Loan Documents, but only upon receipt by Lender of the following:

                           A. At least thirty (30) days but no more than sixty (60) days prior written notice of its request to obtain a release of the Release Premises;

                           B. A certificate of each Borrower certifying the requirements set forth in Paragraphs 4.I. and 4.J. of this Loan Agreement shall be true after giving effect to such transfer;

                           C. At least three (3) Business Days (as defined in the Notes) prior to such Property Release an irrevocable notice of defeasance and the certification by Borrowers in the form attached hereto as Exhibit A;

                           D. Defeasance Collateral (defined below) with a Collateral Value (defined below) required under Paragraph 6 hereof;

                           E. A wire transfer of immediately available federal funds in an amount equal to all sums due under the applicable Note or Notes under Section 6 of this Agreement and under the Loan Documents in connection with a defeasance;

                           F. Evidence satisfactory to Lender that, other than the Security Instruments, there are no liens (except as permitted under the Security Instruments), mortgages, deeds of trust or other security instruments, as the case may be, encumbering the Properties remaining encumbered by the lien of the Security Instruments, including without limitation a "bring down" or "date down" of the title insurance policies insuring the liens of the Security Instruments on such remaining Properties;

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                           G. All proposed documents related to the Release
         Premises Transferee and such documents, certificates and assurances that Lender shall request to evidence and confirm that the Release Premises is simultaneously with the Property Release being transferred to a Release Premises Transferee;

                           H. Payment of all Lender's costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Property from the lien of the related Security Instruments and the review and approval of the documents and information required to be delivered in connection therewith ("Property Release Expenses");

                           I. Evidence satisfactory to Lender that the Aggregate Debt Service Coverage Ratio (hereinafter defined) for the twelve (12) month period immediately after the Property Release with respect to the Properties remaining encumbered by the liens of the Security Instruments shall be equal to or greater than the greater of (i) the Aggregate Debt Service Coverage Ratio with respect to all of the Properties for the four (4) fiscal quarters immediately preceding the date hereof (the "Origination DSCR") or (ii) the Aggregate Debt Service Coverage Ratio with respect to the Properties then encumbered by the liens of the Security Instruments immediately prior to such release, for the four (4) fiscal quarters immediately preceding the proposed Property Release (the "Current DSCR");

                           J. Evidence reasonably satisfactory to Lender that Borrower is Solvent (hereinafter defined) and shall not be rendered Insolvent (hereinafter defined) by the Property Release of the Release Premises; and

                           K. If the Securities (as defined in the Security Instruments) are then rated by the Rating Agencies (as defined in the Security Instruments), the written confirmation of the Rating Agencies that neither the Property Release nor the Defeasance (defined below) shall result in a downgrade, withdrawal or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance reasonably satisfactory to Lender and its counsel.

                  The term "Aggregate Debt Service Coverage Ratio' shall mean the ratio of (a) the product of (i) the Net Operating Income (as defined in the Security Instruments) of each of the Properties other than the Release Premises (if the calculation is being made in connection with a Property Release) and any Property which has, prior to any particular Property Release, been theretofore released, to be produced by the operation of such Properties during the applicable period, times (ii) 97.5% to

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(b) the payments that would be due under the Notes (excluding payments due on any portion of the principal balance of the Notes theretofore defeased) after giving effect to the Defeasance of principal to be received for such Property Release for the applicable period, assuming for the purposes of this calculation a loan constant of nine and 501100 percent (9.50%). For purposes of calculating Aggregate Debt Service Coverage Ratio, all tenants under Leases that are in occupancy as of the date hereof shall be deemed to have been paying rent for the four (4) fiscal quarters immediately preceding July 1, 1997.

                  The term "IRS Code" as used herein shall mean the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

                  The term "Solvent" as used herein to any Person (hereinafter defined) shall mean that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed; undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  The term "Person" shall mean and include any individual, partnership, limited liability company, joint venture, firm, corporation, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  The term "Insolvent" as used herein shall have the meaning set forth in Section 101(31) of Title 11 of the United States Code, as the same may be amended from time to time.

                  5. OPERATING ACCOUNT. (a) Borrowers shall cause all monies owing and paid in respect of the Properties or the Security Instruments and in respect of all Rents (as defined in the Security Instruments) from any Leases (as defined in the

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Security Instruments) and Operating Agreements (as defined in the Security
Instruments) and all other operating income, and all income or other gains from investment or reinvestment thereof to be directly deposited by the obligor or tenant thereunder or the Manager or Qualified Manager (as such terms are defined in the Security Instruments), as the case may be, in one or more interest-bearing operating accounts that are Eligible Accounts (hereinafter defined) for each Borrower (collectively, the "Operating Account") to be established by each Borrower in the name of Lender or its designated agent in accordance with this Paragraph 5 at The National City Bank or at another bank which is an Eligible Institution (defined below) (the "Depository") selected by Borrowers upon prior written notice to Lender (unless reasonably disapproved by Lender), separate from all other monies of Borrower or Lender. Borrowers shall irrevocably authorize and direct each tenant under a Lease and each counterparty under an Operating Agreement to pay all Rents to the Depository for deposit in the applicable Operating Account. Borrowers shall deposit into, and shall maintain at all times, a minimum balance in the Operating Account equal to in the aggregate $2,747,205.42 (the "Minimum Balance"), which Minimum Balance shall be equal to the sum of (i) the Monthly Tax Escrow, (ii) the Monthly Insurance Escrow (each as defined in any of the Security Instruments) and (iii) one regularly scheduled payment of principal and interest due under the Notes, and shall be adjusted by Lender from time to time based upon increases or decreases in Taxes or Insurance Premiums (each as defined in the Security Instruments) as determined by Lender in its reasonable discretion. Upon the occurrence of a Primary Event or a Secondary Event (each defined below), Lender (or its designated agent) shall be the only party entitled to withdraw any funds from the Operating Account. Prior to the occurrence of a Primary Event or a Secondary Event, Borrowers shall be the only parties entitled to withdraw any funds from the respective Operating Account. Lender shall deliver to the Depository an authorization, naming each Borrower as an authorized signatory under the respective Operating Account and authorizing such Borrower to withdraw funds from the Operating Account prior to such time as the Depository shall receive notice from Lender (on which the Depository shall be entitled to rely, notwithstanding any notice to the contrary from any Borrower, that a Primary Event or a Secondary Event has occurred). Such account shall be established in a manner satisfactory to Lender and consistent with the terms of this Paragraph 5 and the Depository shall acknowledge and agree in writing to hold such account subject to Lender's first priority security interest therein and the rights and obligations of Lender and Borrowers under the provisions of this Paragraph 5. Borrowers hereby grant a security interest in, and assign, the Operating Account to Lender to secure the Obligations (as defined in and under each of the Security Instruments), to be used by Lender to pay amounts permitted to be withdrawn by Lender in accordance with this Paragraph 5. Notwithstanding the fact that the Operating Account shall be in the name of Lender, all

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interest and other investment income shall, for all purposes, including under the IRS Code, shall be the income and property of Borrowers (to be deposited and held in the Operating Account in accordance with the provisions of this paragraph 5 and subject to the security interests herein granted to Lender). All initial and ongoing bank account and lock box maintenance fees and expenses shall be paid by Borrowers.

                  (b) The provisions of this Subparagraph 5(b) shall apply at all times after the occurrence of a Primary Event (unless a Secondary Event has occurred, in which event, at Lender's option, the provisions of subparagraph 5(c) shall apply). On the first day of each calendar month (or if not a Business Day, the next succeeding Business Day) Lender shall make a withdrawal (the "Required Amounts Withdrawal") from the Operating Account equal to the aggregate sum of (i) the monthly installments of interest (the "Interest Payment") due under the Notes on the tenth day of each calendar month (or if not a Business Day, the next succeeding Business Day) (the "Scheduled Payment Date"), and (ii) an amount sufficient to satisfy all other payment obligations of Borrowers pursuant to the Notes, the Security Instruments and the other Loan Documents (collectively, the "Required Amounts"). The Required Amounts withdrawn by Lender on each Scheduled Payment Date shall be applied to the Interest Payment then due and payable and, if applicable, applied toward any other payment obligations, including the deposit of such sums in the respective escrow accounts established by Lender in accordance with the terms of the Notes, the Security Instruments or the other Loan Documents including, without limitation, the Escrow Fund (as defined in each Security Instrument). On each Scheduled Payment Date, immediately after the Required Amounts Withdrawal, to the extent applicable, Lender (or its designated agent) shall deliver to Borrowers a certificate via facsimile certifying that the amounts withdrawn by Lender (or its designated agent) on such Scheduled Payment Date equal the Required Amounts due and payable on the Scheduled Payment Date and that such Required Amounts have been applied to the Interest Payment then due and payable and, if applicable, applied toward any other payment obligations. No person or entity shall withdraw any monies from the Operating Account except Lender (or its designated agent) for the purpose of making payments pursuant to this Subparagraph 5(b). Notwithstanding the foregoing, provided that no Event of Default shall have occurred and be continuing and the balance in the Operating Account on any Scheduled Payment Date immediately after the Required Amounts Withdrawal is equal to or greater than the Minimum Balance, then on and after each such Scheduled Payment Date, Lender shall, upon the request of Borrowers, withdraw on behalf of Borrowers, on a weekly basis through and including the last day of such calendar month in which such Scheduled Payment Date falls, the amounts which have been deposited into the Operating Account, and which are in available funds, on or prior to the last day of such calendar month in excess of the Minimum Balance, provided

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Borrowers deliver prior to each such withdrawal to the Depository and Lender via facsimile transmission, a certificate of Borrowers in which each Borrower certifies that as of the date of the requested withdrawal:

                                    (i) all payments then due to Borrowers'
                  creditors and all Operating Expenses (as defined in each of the Security Instruments) then due have been paid in full, or are no more than sixty (60) days delinquent, unless Borrowers are contesting the amount of such payments in accordance with
                  Section 3.17 of the related Security Instrument; and

                                    (ii) Borrowers shall use the amounts
                  withdrawn to first pay such past due amounts to its creditors and for Operating Expenses.

                  Notwithstanding anything to the contrary herein, in the event that, and only for so long as, the balance in the Operating Account on any Scheduled Payment Date immediately after the Required Amounts Withdrawal is less than or equal to the Minimum Balance, Borrowers shall have no right to request Lender to make withdrawals on its behalf.

                  (c) Upon the occurrence of a Secondary Event, Borrowers shall not be entitled to any monies theretofore or thereafter deposited into the Operating Account and Lender shall be entitled to all such monies and may apply same to the payment of the Debt (as defined in this Security Instruments) in such order and priority as is required or permitted by the Notes, the Security Instruments, the other Loan Documents and applicable law.

                  (d) The term "Eligible Account" as used herein shall mean an account that is (i) maintained with The National City Bank or a depository institution or trust company the longterm unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of which) have been rated by the Rating Agencies in a rating category of not less than A+ or Aa3, as applicable, or the short-term deposits or commercial paper of which are rated in a rating category of not less than A-1 or PI, as applicable, (an "Eligible Institution") at the time of any deposit therein; (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, which in the case of any state chartered depository institution or trust company is subject to regulations or has established internal guidelines regarding fiduciary funds on deposit substantially similar to federal requirements; or (iii) such other account as is reasonably acceptable to Lender, provided that Lender receives written confirmation by the Rating Agencies that the selection of

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such account shall not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Securities.

                  (e) The term "Primary Event" as used herein shall mean the occurrence of one or more of the following: (i) the Aggregate Debt Service Coverage Ratio for any four (4) consecutive quarters falls below 1.375 to 1.00, unless such fall in the Aggregate Debt Service Coverage Ratio is due solely to the construction of a Debt Service Alteration (as defined in the Security Instruments) and Borrower has posted one or more Letters of Credit in accordance with the terms of Subsection 4.5(g) of the Security Instruments; or (ii) the long-term unsecured debt rating of the Manager (as defined in any of the Security Instruments), or the Qualified Manager (as defined in any of the Security Instruments) if such Qualified Manager has a Qualified Rating (defined below), falls to BB+ or Ba1, as applicable; or (iii) if the Qualified Manager does not have a Qualified Rating, and the Rating Agencies, as a condition to confirming that the employment of the Qualified Manager would not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Securities, require that a lock-box be established; or (iv) if the Qualified Manager does not have a Qualified Rating and the Rating Agencies did NOT require the establishment of a lock-box as a condition to confirming that the employment of the Qualified Manager would not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Securities, any notice that the continued employment of such Qualified Manager without the establishment of a lock-box would result in the ratings then assigned to the Securities being downgraded, withdrawn or qualified by the Rating Agencies. Upon the occurrence thereof, a Primary Event shall NOT be deemed cured if one or more of the foregoing conditions (i), (ii), (iii) and (iv) shall cease to exist and the provisions of Section 5(b) shall control for so long as the indebtedness secured by the Security Instruments shall remain outstanding. The term "Qualified Rating" shall mean, with respect to a Qualified Manager, that its long term unsecured debt is assigned a rating of at least BBB- or Baa3, as applicable, by the Rating Agencies.

                  (f) The term "Secondary Event" as used herein shall mean (i) the occurrence of an Event of Default under any of the Security Instruments, if Lender, in its sole and absolute discretion, so elects by written notice to Borrower after the occurrence thereof (prior to Lender making such election, any such event shall constitute a Primary Event), (ii) Borrower fails at any time to maintain the Minimum Balance in the Operating Account, or (iii) the acceleration of the Debt.

                  (g) The term "Qualified Institutional Lender" as used herein shall mean a financial institution or other lender with a long-term unsecured debt rating that is not less than AA or Aa, as applicable.

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                  (h) If any Event of Default shall have occurred and be
continuing, the license granted in Section 1.2 of the Security Instruments shall immediately cease and terminate, with or without any action or proceeding or the intervention of a receiver appointed by a court, and Lender or an agent appointed by Lender may, to the fullest extent permitted by the Leases and the Operating Agreements, and in addition to, and not in limitation of, any and all other rights and remedies that Lender may have under this Agreement, the Note, the Security Instruments or any other Loan Documents, do any or all of the following:

                       (i) exercise any of Borrowers' rights under the
                  Leases or the Operating Agreements, including notifying tenants and counterparties thereunder or thereto to pay Rent or other sums due to an account or location selected by Lender;

                      (ii) enforce the Leases and the Operating Agreements;

                     (iii) demand, collect, sue for, attach, levy, recover,
                  receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases or the Operating Agreements;

                      (iv) demand that any sums held by Borrowers with respect
                  to any Lease (including, but not limited to, any security deposits, other deposits or prepayments) or Operating Agreement be immediately remitted to Lender; and

                      (v) generally, do, execute and perform any other act,
                  deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases and the Operating Agreements, as fully as allowed or authorized by the Security Instruments.

                  (i) Borrowers hereby irrevocably authorize and direct, with respect to each of the Properties, each tenant under a Lease and each counterparty under an Operating Agreement, upon receipt of notice from Lender that a Primary Event has occurred, to pay directly to Lender or as directed by Lender, all rents, issues and profits accruing or due under such tenant's Lease or counterparty's Operating Agreement from and after the receipt of such notice. Borrowers agree that any tenant or counterparty to an Operating Agreement shall have the right to rely upon the notice from Lender and shall pay such rents, issues and profits to or as directed by Lender, notwithstanding any notice from or contrary claim by Borrowers, and Borrowers shall have no right or claim for any rents, issues and profits so paid to Lender.

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                  (j) Nothing in this Paragraph 5 shall relieve Borrowers of their obligations to make all payments due under the Note, the Security Instruments and the other Loan Documents when due and payable.

                  6.       DEFEASANCE.

                           (a)      Subject to compliance with and satisfaction
of the terms and conditions of Paragraph 4 of this Agreement and the terms and conditions of this Section 6, Borrowers may elect on any Scheduled Payment Date after the earlier of (x) the third (3rd) anniversary of the date of this Agreement or (y) two (2) years from the "startup day" within the meaning of
Section 86OG(a)(9) of the IRS Code of a REMIC Trust (defined below) (the "Defeasance Lock-Out Termination Date"), to obtain a Property Release of one or more Properties from the related Security Instruments by delivering to Lender, as security for the payment of a portion of all interest due and to become due throughout the term of the Notes on, and the portion of the principal balance of the Notes equal to the lesser of (A) 125 % of the sum of the Allocated Loan Amounts of each of such Release Premises, or (B) the then aggregate unpaid principal balance of the Notes, Defeasance Collateral (defined below) with Collateral Value (defined below) sufficient, without consideration of any reinvestment of interest therefrom, to pay (i) all amounts then due relating to such portion of the Notes, including accrued interest thereon, (ii) the portion of the outstanding principal amount of the Notes equal to the lesser of (1) 125% of Allocated Loan Amounts of each of such Release Premises or (2) the then aggregate unpaid principal balance of the Notes (the lesser of such amount, the "Defeasance Amount") and (iii) the portion of the interest that will become due under such portion of the Notes on any date prior to and including the Maturity Date (all such interest as described in this clause (iii) together with the Defeasance Amount and such amounts described in clause (i) being hereinafter referred to as the "Defeasance Property").

                           (b)    As a condition to any Defeasance, prior to
any Defeasance, Borrowers shall have delivered to Lender:

                  (i) all necessary documents to amend and restate the Note or Notes, as the case may be, to reflect that the Note or Notes, as the case may be, evidence the portion of the principal balance of the Notes that has not been defeased and to issue a substitute note having a principal balance equal to the Defeasance Amount (the "Defeased Note") and another substitute note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Undefeased Note shall have terms identical to the terms of the Note, except for the principal balance which shall be equal to the undefeased principal portion of the

                           Note. Each Defeased Note shall (A) be in a principal amount equal to the Defeasance Amount, (B) be payable to the order of Lender, (C) be dated as of the date hereof, (D) mature on the Maturity Date, (E) be secured by the Defeasance Collateral and Cash delivered in connection with the Defeasance and (F) otherwise contain substantially the same terms as the Note. Each Defeased Note shall evidence a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Borrower. A Defeased Note cannot be the subject of any further Defeasance.

             (ii) an opinion of Borrowers' counsel in form reasonably satisfactory to Lender stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to the Defeasance Obligor and that Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof and all obligations, rights and duties under and to the Defeasance Note, (B) that if the holder of the Notes or any Note shall at the time of the Property Release be a REMIC (defined below), (x) the Defeasance Collateral has been validly assigned to the REMIC Trust, (y) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1.860(g)- 2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the IRS Code and (z) the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance, and (C) such other matters as Lender or its counsel may reasonably require.

                           "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of,the IRS Code.

                           "REMIC Trust" shall mean a REMIC which holds the Notes.

            (iii) written confirmation from the Rating Agencies that such Defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance reasonably satisfactory to Lender and its counsel.
                           If required by the Rating Agencies, Borrower shall, at Lender's expense (the cost of which shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld), also deliver or cause to be delivered a nonconsolidation opinion with respect to the Defeasance Obligor in form and substance satisfactory to Lender and the Rating Agencies.

             (iv) a certificate of Borrower's independent certified public accountant certifying that the Defeasance Collateral generates monthly amounts equal to or greater than each monthly installment of principal and interest required to be paid under the Defeased Note through and including the Maturity Date and payments due thereon.

             (v) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request.

                  (c) In connection with any Defeasance hereunder, Lender shall, or if there are any outstanding Securities (as defined in the Security Instruments), Lender may, at its option, and if it elects not to, Lehman Brothers Realty Corporation ("LBRC") shall, at Lender's expense, establish or designate a successor entity (the "Defeasance Obligor") and Borrower shall transfer and assign all obligations, rights and duties under and to the Defeased Note together with the pledged Defeasance Collateral to such Defeasance Obligor. Such Defeasance Obligor shall assume the obligations under the defeased Note and any security agreement executed in connection with the Defeasance or the Defeasance Collateral delivered in connection therewith (the "Defeasance Security Agreement"), and Borrower shall be relieved of its obligations under such documents.

                  (d) Each of the obligations of the United States of America that is part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral the first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower shall authorize and direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applied to satisfy the obligations of Borrower under the Defeased Note. Borrower shall execute and deliver a Defeasance Security Agreement in form and substance reasonably satisfactory to Lender creating a first priority lien on the Defeasance Collateral delivered in connection with the Defeasance and the Obligations purchased with the Defeasance Collateral.

                  (e) The Defeasance Collateral shall generate payments on or prior to, but as close as possible to, the Business Day prior to each successive scheduled payment date after the Defeasance Date upon which payments are required under this Agreement and the Defeased Note, including the amounts due on the Maturity Date (the "Scheduled Defeasance Payments").

                  (f) Notwithstanding any release of any of the Security Instruments granted pursuant to this Paragraph 6 and Paragraph 4 or any Defeasance hereunder, Borrowers shall and hereby agree to continue to be bound by and obligated under Subsections 7.4(a)(i) through (vii), inclusive, of each of such Security Instruments, 10.1(a), 10.1(f), 11.1(a), 11.1(f), 11.1(i) and
11.1(l), Sections 3.1, 6.1, 7.2, 11.2, 11.5, 11.7, 11.10 and 13.2 and Articles
12 and 14 of each of such released Security Instruments; provided however that all references therein to "Property" or "Personal Property" shall be deemed to refer only to the Defeasance Collateral delivered to Lender.

                  (g) No Property Release or Defeasance to be made pursuant to this Paragraph 6 shall be made or given or effective until the first day after expiration of the period during which the delivery to Lender of Defeasance Collateral in connection therewith is subject to avoidance and recovery as a preferential transfer under 11 U.S.C. ss. 547 in the event of a bankruptcy of the delivering person or entity without such avoidance and recovery (which day shall be identified in writing by Borrower at any time that Borrower delivers Defeasance Collateral to Lender), unless Lender receives, at the time of such delivery, an opinion of counsel to the effect that such delivery of Defeasance Collateral would not be avoided and recovered as a preferential transfer under 11 U.S. C. ss. 547 in the event of the filing of a bankruptcy petition in respect of the conveying or delivering person or entity.

                  (h) All Defeasance Collateral shall be used and applied first to defease a portion of the Note of Borrower which is the owner of the Property that is subject to the Property Release, in a principal amount equal to the Allocated Loan Amount relating to such Property, together with such amount that is necessary for the payment of all interest due and to become due with respect to such portion of such Note, and the balance of any Defeasance Collateral shall be applied to Defease each of the Notes pro-rata. In no event shall the Allocated Loan Amounts for the remaining Properties be reduced as a result of any Defeasance. Upon any Property Release the Defeasance Collateral delivered in connection therewith shall constitute Collateral which shall secure the Obligations.

                  (i) Any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the creation of the Defeased Note, the modification of the Note or Notes, as the case may be, or otherwise required to accomplish the Defeasance shall be paid by Borrowers simultaneously with the occurrence of any Defeasance.

                  (j) The term "Defeasance Collateral" as used herein shall mean non-callable and non-redeemable securities evidencing an obligation to timely pay principal and interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

                  (k) The term "Collateral Value" as used herein shall mean as of any date with respect to Defeasance Collateral delivered to Lender, the aggregate amount of payments of principal of such Defeasance Collateral and the predetermined and certain income therefrom that will be paid or payable to Lender on or before the Business Day prior to each day on which payments are due on the obligations in respect of which such Defeasance Collateral was delivered, without consideration of any reinvestment of such income, all as certified in writing by a recognized and reputable independent certified public accounting firm or investment banking firm selected by Borrower.

                  7. RELEASE OF OUT-PARCELS. Upon the request of Borrowers, Lender shall release one or more Out-Parcels (defined below) from the lien of the related Security Instrument and execute instruments of release or partial release in duly recordable form (an "Out-Parcel Release") provided that Borrowers shall, at their sole cost and expense, comply with all of the following terms, conditions and provisions with respect to such Out-Parcel and requested OutParcel Release:

                  (a) at the time of any such Out-Parcel Release, no Event of Default shall have occurred and be continuing under the Note, the Security Instruments or any of the other Loan Documents;

                  (b) ingress to and egress from all portions of the Property of which the Out-Parcel forms a part remaining after the Out-Parcel Release (the "Remaining Property") shall be over fully dedicated public roads;

                  (c) Borrowers shall have obtained: (i) (x) subdivision, zoning, building and all other governmental approvals necessary or required so that the Out-Parcel and the Remaining Property, shall, upon such Out-Parcel Release, together and separately, satisfy and comply, in all material respects and so that any immaterial non-compliance does not adversely affect the lien of the Security Instruments or the value or utility of the Properties as regional power centers, with all the applicable subdivision, zoning, building, environmental protection and all other applicable laws, rules, regulations and federal, state or local requirements, including sewer capacity requirements, or (y) a legal opinion by counsel reasonably satisfactory to Lender, that the Out-Parcel and the Remaining Property are each entitled to be used and occupied as of right without reference to or reliance on the other parcel, and (ii) either a legal opinion by counsel reasonably satisfactory to Lender stating that, or an endorsement to the title insurance policy insuring the lien of the related Security Instrument insuring that, the Out-Parcel has been designated, assessed and taxed as a separate tax lot independent from the Remaining Property;

                  (d) prior to the Out-Parcel Release, Borrowers shall prepare and provide to Lender: (i) subdivision map(s) of all those portions of the Property which are approved by all governmental and quasi-governmental authorities having jurisdiction over the OutParcel and/or the Remaining Property, whose approval as to such plans and maps is required; and (ii) copies of each and all proposed easements and cross-easements and mutual or non-exclusive easements for ingress, egress, access, pedestrian walkways, parking, traffic flow, utilities and services and utilities shared by the Remaining Property and the Out-Parcel and the like which may be required by any governmental or quasi-governmental authority having jurisdiction or which are necessary or advisable;

                  (e) such subdivision map(s) shall show such parking structures and parking layouts as will afford, to the Improvements (as defined in the Security Instruments) located on the Remaining Property, the equivalent of the exclusive use of the aggregate number of parking spaces to be provided on the Property under all Leases (as defined in the Security Instruments) affecting the Remaining Property, and the number of parking spaces required by the then applicable zoning requirements for the Remaining Property;

                  (f) Borrowers shall provide Lender with such surveys, drawings, plans, specifications, proposed easements and consents, certificates and agreements, such legal opinions from attorneys acceptable to Lender and such other evidence as Lender may reasonably request or require to determine that the foregoing conditions have been satisfied;

                  (g) all Leases demising any part of the Remaining Property shall remain in full force and effect and unaffected in any manner as a result of the Out-Parcel Release;

                  (h) all Operating Agreements (as defined in the Security Instruments) affecting all or any part of the Remaining Property or the Out-Parcel shall remain in full force and effect and remain otherwise unaffected as a result of the Out-Parcel Release;

                  (i) Borrowers shall deliver to Lender evidence that, other than the Security Instruments, there are no liens, mortgages, deeds of trust or other security instruments, as the case may be, encumbering the Properties remaining encumbered by the lien of the Security Instruments, including the Remaining Property, including without limitation a "bring down" or "date down" of the title insurance policies insuring the liens of the Security Instruments on such remaining Properties;

                  (j) The applicable Borrowers shall simultaneously with the Out-Parcel Release transfer title to the Out-Parcel to a Release Premises Transferee and such Release Premises Transferee shall assume all obligations and liabilities (other than those related to the Notes, which the Out-Parcel is being released from) related to the Out-Parcel, if any, from and after the date of such transfer and such third party Release Premises Transferee shall erect and operate additional structures whose use is integrated and consistent with the use of the related Property;

                  (k) Borrower shall pay all of Lender's costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with Under's review of the foregoing items, the determination of the satisfaction of such conditions and otherwise incurred in connection with the Out-Parcel Release;

                  (l) Borrowers shall have delivered to Lender (i) a certification of Borrowers that the Borrowers have reasonably determined that the use of the Out-Parcel that is the subject of the Out-Parcel Release shall not cause a material decrease in the Net Operating Income of the applicable Property, which determination shall be based on the changes to the related Property's base rents and common area contributions directly caused by the intended use of the Out-Parcel being released without regard to any percentage rents, which Borrower may assume shall remain constant, together with such documentation supporting the basis of such determination as may be reasonably requested by Lender, and (ii) written confirmation from the Rating Agencies that such Out-Parcel Release shall not result in a downgrade, withdrawal or qualification of the rating then assigned to the Securities by the Rating Agencies; and

                  (m) Lender shall release such Out-Parcel from the lien of the related Security Instrument, promptly after: (i) all such easements, consents and rights as described above shall have been obtained; and (ii) all of the requirements of this paragraph 7 have been satisfied.

                  All instruments of release shall be in duly recordable form and contain such covenants, conditions and restrictions and shall reserve such rights and easements with respect to the OutParcel as are necessary to protect and preserve Lender's interests in the Remaining Property after any such release.

                  With respect to such items requiring Lender's approval in this
Section 7, if Lender shall fail to either approve, disapprove or otherwise respond to Borrowers' written request for such approval and delivery by Borrowers to Lender of all such maps, plans, easements or cross easements and all appropriate documentation relating to such request and such items, within forty-five (45) days of Lender's receipt of such request and all such maps, plans, easements or cross easements as the case may be, and all such documentation and information, Lender's approval with respect to such request shall be deemed given; provided, however, notwithstanding the foregoing, Lender's consent or approval or deemed consent or approval of any item shall not diminish, reduce or be deemed a waiver of Borrowers' obligation to comply with each and every other term, condition and provision set forth herein.

                  The term "Out-Parcel" as used herein shall mean those certain parcels of land constituting portions of the Properties known as (i) Broadway Marketplace, Denver, Colorado; (ii) Fairfax Towne Center, Fairfax, Virginia;
(iii) Town Center Prado, Marietta, Georgia; (iv) Woodfield Village Green, Schaumburg, Illinois; (v) Shoppers World, Framingham, Massachusetts; (vi) Independence Commons, Independence, Missouri, and (vii) Carmel Mountain Plaza, San Diego, California, which are unimproved and non-revenue producing and which are more particularly described on Schedules F-1 to F-7 attached hereto and made a part hereof.

                  Borrowers shall cause all Alterations (as defined in the Security Instruments) required to be performed in connection with any Out-Parcel Release pursuant to Section 7 to be performed and completed in accordance with
Section 4.5 of the related Security Instrument and all such Alterations shall be subject to Section 4.5 thereof.

                  8. EVENTS OF DEFAULT. The term "Event of Default" as used in this Agreement shall have the meaning ascribed to such term in the Notes and the Security Instruments.

                  Upon and during the occurrence of an Event of Default or a default beyond applicable notice and grace periods, if any, under this Agreement and, if Lender shall not have exercised its option under clause (i) below, during the continuance thereof,

Lender (i) may, at its option and in its sole discretion, declare the Debt immediately due and payable, and (ii) may pursue any and all remedies provided for in the Loan Documents, or otherwise available.

                  9. ANCHOR LEASES. The term "Anchor Leases" as used in the Security Instruments shall mean, with respect to each Property, the Leases listed on Schedule E attached hereto, as such Schedules may be amended from time to time by Lender to reflect the replacement of such Leases with other Leases for the same space to replacement anchor tenants.

                  10. INCORPORATION OF PROVISIONS. The Notes, the Security Instruments and the Loan Documents are subject to the conditions, stipulations, agreements and covenants contained herein to the same extent and effect as if fully set forth therein until this Agreement is terminated by the payment in full of the Debt.

                  11. FURTHER ASSURANCES. Borrowers shall on demand of Lender do any act or execute any additional documents reasonably required by Lender to confirm the lien of the Security instruments.

                  12. REPRESENTATIONS AND WARRANTIES. Each Borrower, as to itself, represents and warrants to Lender as follows:

                           (a) Borrower is duly qualified to do business in the States in which its Properties are located.

                           (b) Borrower (and the undersigned representative, if any, of Borrower) has the full power and authority to execute and deliver this Agreement and the Loan Documents, and the same constitute the legal, valid and binding obligations of Borrower.

                  13. CONSTRUCTION OF AGREEMENT. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

                  14. PARTIES BOUND, ETC. The provisions of this Agreement shall be binding upon and inure to the benefit of Borrowers, Lender and their respective heirs, executors, legal representatives, successors and assigns (except as otherwise prohibited by this Agreement).

                  15. WAIVERS. Lender may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

                  16. GOVERNING LAW. (i) This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the related Property is located shall apply and with respect to the creation, perfection, priority and enforcement of the security interest in the Operating Account and the monies deposited therein, the laws of the State in which the Operating Account is located shall apply.

             (ii) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrowers hereby accept, each for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address set forth in Article 16 of the Note. Each Borrower-hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

                  17. SEVERABILITY. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

                  18. NOTICES. All notices required to be given under the terms of this Agreement shall be given in accordance with and to the addresses set forth in Article 16 of the Note.

                  19. FEES AND EXPENSES. Borrowers shall pay to Lender, upon demand, all expenses incurred by Lender in connection with the collection of the Debt, the enforcement of the Loan Documents, and in curing any defaults under the Loan Documents (including, without limitations reasonable attorneys' fees), with interest thereon at a rate per annum equal to the rate of interest payable pursuant to the Notes, provided that such interest rate shall in no event exceed the maximum interest rate which Borrowers may by law pay, from the date of payment by Lender to the date of payment to Lender, which sums and interest shall be secured by the Security Instruments.

                  20. MODIFICATION. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto.

                  21. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                  22. SECURITY INSTRUMENTS SCHEDULES. The Schedules 5.6 and 5.10 referred to in the Security Instruments are attached hereto as Schedules 5.6 and 5.10.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, Borrowers and Lender have duly executed this Agreement the day and year first above written.

                               COMMUNITY CENTERS ONE LLC., a Delaware
                               limited liability company

                               By:      DD Community Centers One, Inc., an
                                        Ohio corporation, its managing
                                        member

                                        By:________________________________
                                           Name:
                                           Title:

                               By:      DRA Opportunity Fund, a Delaware
                                        corporation, a member

                                        By:________________________________
                                           David Luski
                                           Executive Vice President

                               By:      DD Retail Partners II, L.P., a
                                        Delaware limited partnership, a
                                        member

                                        By:      Master Realty Inc., a Delaware
                                                 corporation, its sole general
                                                 partner

                                                 By:___________________________
                                                             David Luski
                                                             Vice President

                               By:      DD Retail Partners III, L.P., a
                                        Delaware limited partnership, a
                                        member

                                        By:      Master Realty Inc., a Delaware
                                                 corporation, its sole general
                                                 partner

                                                 By:___________________________
                                                    David Luski
                                                    Vice President

                                 By:   DD Retail Partners IV, L.P., a
                                       Delaware limited partnership, a
                                       member

                                       By:      Master Realty Inc., a Delaware
                                                corporation, its sole general
                                                partner

                                                By:___________________________
                                                   David Luski
                                                   Vice President

                                    COMMUNITY CENTERS TWO L.L.C., a Delaware limited liability company

                                    By:  DD Community Centers Two, Inc., an
                                         Ohio corporation, its managing
                                         member

                                         By:________________________________
                                            Name:
                                            Title:

                                    By:  DRA Opportunity Fund, a Delaware
                                         corporation, a member

                                         By:________________________________
                                            David Luski
                                            Executive Vice President

                                    By:  DD Retail Partners II, L.P., a
                                         Delaware limited partnership, a
                                         member

                                         By:      Master Realty Inc., a Delaware
                                                  corporation, its sole general
                                                  partner

                                                  By:___________________________
                                                     David Luski
                                                     Vice President

                                    By:  DD Retail Partners III, L.P., a
                                         Delaware limited partnership, a
                                         member

                                         By:      Master Realty Inc., a Delaware
                                                  corporation, its sole general
                                                  partner

                                                  By:___________________________
                                                     David Luski
                                                     Vice President

                                    By:  DD Retail Partners IV, L.P., a
                                         Delaware limited partnership,
                                         a member

                                         By:      Master Realty Inc., a
                                                  Delaware corporation, its
                                                  sole general partner

                                                  By:______________________
                                                     David Luski

                                 SHOPPERS WORLD COMMUNITY CENTER, L.P., a
                                 Delaware limited partnership

                                 By:      DD Community Centers Three, Inc.,
                                          an Ohio corporation, its general
                                          partner

                                          By:________________________________
                                             Name:
                                             Title:

                                 By:      SW OPP SUB, INC., a Delaware
                                          corporation, its general partner

                                          By:________________________________
                                             Name:
                                             Title:

                                 By:      Developers Diversified Realty
                                          Corporation, an Ohio corporation, a
                                          limited partner

                                          By:________________________________
                                             Name:
                                             Title:

                                 By:      DRA Opportunity Fund, a Delaware
                                          corporation, a limited partner

                                          By:________________________________
                                             David Luski
                                             Executive Vice President

                                 By:      DD Retail Partners II, L.P., a
                                          Delaware limited partnership, a
                                          limited partner

                                          By: Master Realty Inc., a Delaware
                                              corporation, its sole general
                                              partner

                                              By:___________________________
                                                 David Luski
                                                 Vice President

                                      By:  DD Retail Partners III, L.P.,
                                           a Delaware limited
                                           partnership, a limited partner

                                           By:      Master Realty Inc., a
                                                    Delaware corporation, its
                                                    sole general partner

                                                    By:______________________
                                                       David Luski
                                                       Vice President

                                    LEHMAN BROTHERS HOLDINGS INC., D/B/A
                                    LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                    BROTHERS HOLDINGS INC., a Delaware
                                    corporation

                                    By:_____________________________________
                                       Name:

                                       Title: